UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 11, 2012

Acorda Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

	15 Skyline Drive, Hawthorne, NY	10532
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 347-4300

Not Applicable
Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

(a)           In September 2011, the U.S. District Court for the District of New Jersey ruled against Acorda Therapeutics, Inc. (“Acorda”) in its litigation with Apotex Inc. and Apotex Corp (collectively, “Apotex”), and held that the claims of Acorda’s U.S. Patent No. 6,455,557 covering use of multiparticulate tizanidine compositions are invalid as not enabled and not infringed by Apotex’s marketing of generic versions of Acorda’s Zanaflex Capsules®.  Acorda appealed the decision to the U.S. Court of Appeals for the Federal Circuit.  On June 11, 2012, the Federal Circuit affirmed the decision of the District Court.  Acorda is considering the decision of the Federal Circuit and whether to appeal it.

(b)           On June 12, 2012, Acorda issued a press release announcing that the first patient has been enrolled in a proof-of-concept study exploring the use of AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg in treating patients who have post-stroke deficits. Post-stoke deficits refer to chronic neurological deficits, such as impaired walking, motor and sensory function and manual dexterity, that persist in people who have had a stroke.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated by reference into this Item.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

June 12, 2012	By:	/s/ Jane Wasman
Name: Jane Wasman
Title: Chief, Strategic Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 12, 2012